Zoho Sign Document ID: PCWJ1QNC5NERVZLQ8HXSN5F9VZPRFNALW19AXPZWQGG

First Choice Business Brokers
1642 Westwood Blvd, Suite 201
Los Angeles, CA 90024
Phone (424)832-3410 FAX: (424)832-3411

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Regarding the Asset Purchase Agreement dated

(date of offer)

between

(Buyer)

and

(Seller)

for the Business known as:

The Seller of the above named Business is hereby notified that my/our offer to purchase the above named business is hereby WITHDRAWN.

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Buyer hereby requests escrow to release and refund the Buyer’s Earnest Money Deposit (minus investigative fees, if any)

Buyer hereby releases the Earnest Money Deposit held with escrow (amount) $

as liquidated damages.

The signed Asset Purchase Agreement is hereby terminated with NO FUTURE LIABILITY to any party including First Choice Business Brokers #130.

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Agent Name:		Agent Signature:	'DWH:

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Agent Name:		Agent Signature:	'DWH:

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